As filed with the Securities and Exchange Commission on April 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

_________________________

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

 _________________________

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PEDEVCO Corp. 575 N. Dairy Ashford, Suite 210 Houston, Texas 77079
(Address of Principal Executive Offices) (Zip Code)

PEDEVCO CORP. 2021 EQUITY INCENTIVE PLAN

(Full title of the plan)

J. Douglas Schick

President and Chief Executive Officer

PEDEVCO Corp.

575 N. Dairy Ashford, Suite 210

Houston, Texas 77079

(Name and address of agent for service)

(713) 221-1768

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David M. Loev, Esq.

John S. Gillies, Esq.

The Loev Law Firm, PC

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Telephone: (713) 524-4110

Facsimile: (713) 524-4122

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, PEDEVCO Corp. (“we”, “us”, “our”, the “Company” or “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”)  to register an additional 250,000 shares of the Company’s common stock (“Common Stock”) that may be issued under the PEDEVCO Corp. 2021 Equity Incentive Plan (the “2021 Plan”), as amended by the Second Amendment to the 2021 Plan approved by our stockholders via a written consent to action without meeting dated October 29, 2025 (the “Amendment” and the 2021 Plan as amended to date, the “Amended 2021 Plan”). These shares are additional securities of the same class as other securities issuable under the 2021 Plan for which PEDEVCO has previously filed with the Commission registration statements on Form S-8  on September 1, 2021 (File No. 333-259248) and on September 11, 2024 (File No. 333-282037)(collectively, the “Prior Registration Statement”). The information contained in the Prior Registration Statements is incorporated herein by reference, except for the information presented below in Part II, Item 3. Incorporation of Documents by Reference, and Item 8. Exhibits.

This Registration Statement relates solely to the registration of additional securities of the same class as are registered on the Prior Registration Statements. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

2

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	PEDEVCO’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026;

(b)

PEDEVCO’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the Commission on May 15, 2025, August 14, 2025, and November 14, 2025, respectively;

(c)

PEDEVCO’s Definitive Proxy Statement on Schedule 14A (subject to the provisions thereof which provide that they are not incorporated by reference into Securities Act filings), filed with the Commission on July 11, 2025 and PEDEVCO’s Definitive Information Statement on Schedule 14C (subject to the provisions thereof which provide they are not incorporated by reference into Securities Act filings), filed with the Commission on February 2, 2026;

(d)

PEDEVCO’s Current Reports on Form 8-K and Form 8-K/A, as applicable (other than information furnished rather than filed) filed with the Commission on November 3, 2025, December 23, 2025, January 9, 2026, January 9, 2026, January 30, 2026, February 5, 2026, February 25, 2026, March 3, 2026, March 3, 2026, and March 13, 2026; and

(e)

The description of the Company’s Common Stock contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-35922), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

3

Item 8. Exhibits.

			Incorporated By Reference
Exhibit No.	Description	Filed or furnished herewith	Form	Exhibit	Filing Date/Period End Date	File Number

4.1	Second Amended and Restated Certificate of Formation of PEDEVCO Corp., filed with the Secretary of State of Texas on February 27, 2026		8-K	3.1	March 3, 2026	000-53725
4.2	Certificate of Amendment to Second Amended and Restated Certificate of Formation, affecting a 1-for-20 Reverse Stock Split of the Outstanding Common Stock, filed with the Secretary of State of Texas on March 10, 2026		8-K	3.2	March 13, 2026	000-53725
4.3	Amended and Restated Bylaws of PEDEVCO Corp. dated October 29, 2025		8-K	3.2	November 3, 2025	333-64122
5.1*	Opinion of The Loev Law Firm, PC (included with this registration statement)	☒
23.1*	Consent of Weaver and Tidwell, L.L.P. (included with this registration statement)	☒
23.2*	Consent of Whitley Penn LLP (included with this registration statement)	☒
23.3*	Consent of Cawley, Gillespie & Associates, Inc. (included with this registration statement)	☒
23.4*	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)	☒
24.1*	Power of Attorney (included on the signature page of this registration statement)	☒
99.1	PEDEVCO Corp. 2021 Equity Incentive Plan***		8-K	10.1	September 1, 2021	001-35922
99.2	First Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan***		8-K	10.1	August 30, 2024	001-35922
99.3	Second Amendment to PEDEVCO Corp. 2021 Equity Incentive Plan***		8-K	10.7	November 3, 2025	001-35922
99.4	Form of Stock Option Agreement (2021 Equity Incentive Plan) ***		S-8	99.2	September 1, 2021	333-259248
99.5	Form of Restricted Shares Grant Agreement (2021 Equity Incentive Plan) ***		S-8	99.3	September 1, 2021	333-259248
107*	Filing Fee Table	☒

*	Filed herewith.

***	Indicates management contract or compensatory plan or arrangement.

4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on April 13, 2026.

PEDEVCO CORP.

By: /s/ J. Douglas Schick
J. Douglas Schick
President and Chief Executive Officer
(Principal Executive Officer)

By:/s/ Robert “Bobby” Long
Robert “Bobby” Long
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints J. Douglas Schick and Robert “Bobby” Long, or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

By: /s/ J. Douglas Schick	President, Chief Executive Officer and Director	April 13, 2026
J. Douglas Schick	(Principal Executive Officer)

By: /s/ Robert “Bobby” Long	Chief Financial Officer	April 13, 2026
Robert “Bobby” Long	(Principal Financial and Accounting Officer)

By: /s/ Josh Schmidt	Chairman	April 13, 2026
Josh Schmidt

By:/s/ John K. Howie	Director	April 13, 2026
John K. Howie

By: /s/ Martyn Willsher	Director	April 13, 2026
Martyn Willsher

By: /s/ Kristel Franklin	Director	April 13, 2026
Kristel Franklin

By: /s/ Edward Geiser	Director	April 13, 2026
Edward Geiser

5